SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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BARNWELL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

Ned L. Sherwood

MRMP-Managers LLC

Ned L. Sherwood Revocable Trust

151 Terrapin Point

Vero Beach, Florida 32963

(772) 257-6658

(Name of Person(s) Filing Proxy Solicitation, if other than the Registrant)

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On February 19, 2025, Ned L. Sherwood and his affiliates issued a statement regarding Barnwell Industries, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES, BY NED L. SHERWOOD AND HIS AFFILIATES, FROM THE STOCKHOLDERS OF BARNWELL INDUSTRIES, INC. (“BRN”) FOR USE AT ITS 2025 ANNUAL MEETING OF STOCKHOLDERS WHEN SUCH DOCUMENTS BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF BRN AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D, ORIGINALLY FILED ON JUNE 11, 2013, AS AMENDED, INCLUDING BY THE AMENDMENT THERETO FILED ON FEBRUARY 19, 2025.

Exhibit 1

MRMP-Managers LLC
151 Terrapin Point
Vero Beach, Florida 32963

(772) 448-3877

February 19, 2025

Dear Barnwell Industries Shareholders:

On February 14, after repeated attempts to reach a mutually acceptable slate of directors for the 2025 Annual Meeting, I have submitted a slate of five Director nominees to be considered for BRN’s 2025 Board. Also on February 14, BRN issued its quarterly report of results for the period ending December 31, 2024 — reporting a loss of $1,917,000 or $0.19 per share — adding to the urgency to get my slate elected so we can attempt a turnaround of the company before it is too late.

I am pleased to have submitted a slate of five Directors to be considered for election at BRN’s 2025 annual meeting. I am confident that all members of my slate will work diligently to build shareholder value — not build their personal net wealth via excessive remuneration and perquisites. I have assembled my slate to address the various disciplines and expertise that I believe are necessary for BRN to achieve success in the future. In my opinion, BRN has two main assets which need to be exploited 1) Its oil and gas assets and operations; and 2) Its tax loss carryforwards (which have been accumulated via the excessive remuneration received by the Kinzler family over decades). Additionally, I believe it is imperative that we dramatically reduce overhead and shut down extraneous money losing operations immediately.

Given the above priorities, I selected a slate consisting of (1) Doug Woodrum (finance and operations), (2) Heather Isidoro (oil and gas expertise), (3) Brian Henry (mergers and acquisitions expertise), (4) Ben Pierson (investment and oil and gas knowledge) and (5) me (over 40 years of private equity and general business expertise). I have included bios for each proposed director as Exhibit A to this letter; however, to sum up briefly –

1)	Doug Woodrum has been CFO of two significant public companies and a member of BRN’s board for four years. I am confident once Doug is free from the obstructions imposed by Kinzler/Grossman/Horowitz he will be a great asset helping CEO, Craig Hopkins to rationalize BRN’s operations.

2)	Heather Isidoro is a seasoned oil and gas professional, who, among other reserves and business development positions, worked at Pine Cliff Energy (our partner in BRN’s largest Canadian oil field - Twining) for seven years including five as the Vice President of Business Development. She is a licensed Professional Engineer, and currently serves as an independent director for a public company board, Helium Evolution, also serving as the ESG and Reserves Committee Chair. Heather has been a Director of the Petroleum Acquisitions and Divestitures Association (PADA) for ten years, and Association President since 2020. Given Heather’s extensive 25 years of experience in the industry, she is highly capable of providing Craig and his team with valuable advice to improve results.

3)	Brian Henry is a seasoned and highly successful M&A executive. During his 29-year tenure at Terex, Brian helped the company grow from a ~$50 million market cap to a current $3 billion market cap by completing more than 60 transactions, most recently as Sr. Vice President of Business Development and Investor Relations. I hope to work with Brian and attempt to find add on acquisitions for BRN using our $41 million tax loss carryforward as a lure for profitable tax paying companies.

4)	Ben Pierson is an investment professional with over twenty years’ experience, including five recent years at Wafra, Inc, a $25+ billion asset management firm owned by the Social Security Plan of Kuwait. Ben has significant experience sourcing and executing investment deals, notably within oil, gas, and commodities, where he has extensive industry contacts. He will concentrate along with Heather on attempting to find add-on entities to bulk up BRN’s oil and gas properties. Ben will also be focused on BRN’s minority interest in its Hawaiian properties.

5)	I will attempt to utilize my over 40 years of experience in private equity and investing to make BRN another successful investment in my portfolio. Let’s hope that I can maintain my return history at its greater than 35% per annum rate with BRN.

In summary, the various business experience and expertise that my selections possess should help BRN to achieve much better results in the future.

On the other hand, I believe Kinzler/Grossman/Horowitz plus whatever candidates that they choose for their slate will be hard-pressed to compare favorably to my slate for some of the reasons I highlight below.

1)	Ken Grossman is a retired bankruptcy lawyer. In my opinion his primary role at BRN is to protect and perpetuate Alex Kinzler and his remuneration and perquisites and keep the “gravy train” going without regard for shareholder value/appreciation for the rest of us. On August 9, 2022, BRN issued a release to remove Grossman as Vice Chairman and take him off the Audit and Nominating Committees due to “Mr. Grossman’s unfortunate pattern of unprofessional and disruptive behavior, which has included ad hominem attacks and threats against other members of the Board.” However, with Kinzler and Horowitz’s vote, Grossman is back as vice chairman and “attack dog” in Chief. I believe he has been key in encouraging BRN to spend more than $4 million in “non-productive” legal and shareholder “defense” expenses that he has funneled into the pockets of his brother’s law firm, in order to fight against my efforts during the past several years.

2)	Josh Horowitz is a fund manager of a microcap investment fund. Josh fashions himself as an expert in corporate governance. In BRN’s case, rather than working with me as I have tried to encourage through my compromise proposals to avoid a costly proxy fight, I believe Josh is utilizing his knowledge to encourage and support unbelievably bad corporate governance by the Kinzler/Grossman members of the Board. Josh, along with Kinzler and Grossman, have voted to form an “improper” Special Committee of the Board, to put in place a “poison pill” and change the bylaws of BRN to attempt to stymie my efforts on behalf of shareholders. As I understand, Josh has also condoned the refusal to provide important information about expenditures by the Special Committee to the entire board or even Craig Hopkins, BRN’s CEO! In my opinion, Josh’s support of Kinzler/Grossman’s “entrenchment” are contrary to the basic tenets of even mediocre corporate governance.

3)	While Ken Grossman dutifully serves the role of “attack dog” and defender and Josh supports poor corporate governance, Alex Kinzler is most culpable in causing BRN shareholders to suffer with no value accretion while Kinzler/Grossman reap excessive compensation and benefits. Although I can’t be absolutely certain, Alex Kinzler must be ranked among the longest tenured worst public company CEO’s in terms of performance for shareholders. The following chart from Macro Trends shows that an investor who bought $1,000 worth of BRN stock in 1984 would now have stock worth $457!!

See: https://www.macrotrends.net/stocks/charts/BRN/barnwell-industries/stock-price-history

4)	Nonetheless, Alex Kinzler rode the “gravy train” along with his father and received tens of millions in compensation and benefits during these decades. In my opinion, Alex should have been terminated and replaced for “poor performance” decades ago; however, he has been able to hang on via his family’s significant ownership in the company as well as via copious legal defense spending.

As an example of Alex’s value destroying business transactions, please refer to BRN’s February 14 earnings report and its discussion of a $613,000 impairment of the U.S oil and natural gas properties during the quarter ending December 31, 2024. In December 2022, BRN made an investment of $5,354,000 1 in a Texas and oil gas partnership (“Texas Investment”) — utilizing an extremely high percentage of the company’s cash balances. The following table shows the Texas impairments during BRN’s last two quarters:

December 2022 Impairments of Texas Investment	$(721,000)[2]
September 2024 Impairments of Texas Investment	$(613,000)[3]
Total Impairments of Texas Investment as of December 31, 2024	$(1,334,000)
Impairments as a % of original Texas Investment	24.90%

As shown in the table, BRN‘s impairments during the past six months total 24.9% of its total $5,354,000 — a significant loss given BRN’s market value!!

I understand that Alex Kinzler improvidently and improperly caused BRN to enter into this Texas investment without providing his Calgary oil and gas management team or his Board with any due diligence materials. I also understand from former BRN Board members that the minutes will show that Company counsel, Chris Doyle, noted Alex’s improper behavior and that even Ken Grossman voted against the transaction. It is clear that Alex Kinzler has no regard for shareholder value and will do almost anything—including breaching his fiduciary duties to the stockholders—to retain power. Make no mistake, if my board slate is elected, we will promptly investigate these, and any other matters that come to light, and if warranted, will file appropriate litigation on behalf of the Company to recover any damages caused by faithless and feckless fiduciaries.

To be clear, and as iterated in my prior open letters to shareholders, I have tried to compromise and agree to a settlement with the Company that would avoid a costly proxy fight. The “Special Committee” has continued to put forth proposals consistent with the status quo and have used false and misleading negotiation tactics by claiming that Kinzler has 25% of the voting power. Of course, the “Special Committee” claimed this 25% includes the Magaro family and yet, there is no SEC filing on record that discloses Magaro has provided a proxy to Kinzler nor is there any Schedule 13D or 13G filing at all for Magaro that I could find. Further, BRN’s latest 10-K/A filed on January 27, 2025, indicates that Kinzler holds 9.7% of the Company’s voting shares while Joseph E. Magaro holds 8.6%. This is only 18.3% so perhaps Kinzler has also received a proxy from his sister or plans to improperly vote the BRN pension plan in favor of entrenching himself. I only highlight this as further evidence of the lengths that Kinzler/Grossman/Horowitz will go to entrench themselves in the interests of themselves rather than all BRN shareholders. In summary, I hope most shareholders approve of my selections for BRN’s 2025 Board. We need to act quickly to turn around the company and stem the losses that are directly attributable to Kinzler/Grossman/Horowitz’s entrenchment efforts and poor investment decision making.

[1]	See page 108 of Barnwell’s 10-K for the fiscal year ended September 30, 2024, filed on December 17, 2024.
[2]	See page 44 of Barnwell’s 10-K for the fiscal year ended September 30, 2024, filed on December 17, 2024.
[3]	See page 13 of Barnwell’s 10-Q for the fiscal quarter ended December 30, 2024, filed on February 14, 2025.

Please continue to send emails to dumpkinzler@gmail.com if you support us. You might also want to email the company at info@bocl.ca expressing outrage at their egregious behavior and excessive nonproductive spending and urging them to set the date for the 2025 Annual Meeting.

Sincerely,

/s/ Ned L. Sherwood
Ned L. Sherwood

* * *

Additional Information and Where to Find It; Notice to Investors

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES, BY NED L. SHERWOOD AND HIS AFFILIATES, FROM THE STOCKHOLDERS OF BARNWELL INDUSTRIES, INC. (“BRN”) FOR USE AT ITS 2025 ANNUAL MEETING OF STOCKHOLDERS WHEN SUCH DOCUMENTS BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF BRN AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D, ORIGINALLY FILED ON JUNE 11, 2013, AS AMENDED, INCLUDING BY THE AMENDMENT THERETO FILED ON FEBRUARY 19, 2025.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS COMMUNICATION:

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES.

THIS COMMUNICATION CONTAINS OUR CURRENT VIEWS ON CERTAIN ACTIONS THAT BRN’S BOARD MAY TAKE, INCLUDING ACTIONS IT MAY TAKE TO ENHANCE THE VALUE OF BRN’S SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. THE PERFORMANCE, RESULTS AND OTHER EFFECTS ON BRN MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

THIS COMMUNICATION ALSO CONTAINS STATEMENTS WITH REGARD TO THE OWNERSHIP OF OTHER STOCKHOLDERS WHO HAVE EXPRESSED THEIR SUPPORT FOR ME AND MY EFFORTS WITH RESPECT TO THE COMPANY. WHILE I BELIEVE THEIR STATEMENTS OF SUPPORT ARE GENUINE AND THEIR STATEMENTS WITH RESPECT TO THEIR HOLDINGS OF COMPANY SECURITIES ARE TRUE, WE HAVE NOT IDENTIFIED THESE STOCKHOLDERS NOR HAVE WE VERIFIED THEIR HOLDINGS OF COMPANY SECURITIES. NO ASSURANCE CAN BE GIVEN WITH RESPECT TO EITHER MATTER. MOREOVER, THESE STOCKHOLDERS ARE UNDER NO OBLIGATION TO RETAIN THEIR COMPANY SECURITIES THROUGH THE RECORD DATE, TO BE ESTABLISHED BY THE COMPANY, FOR ITS 2025 ANNUAL MEETING OF STOCKHOLDERS OR, IF SO RETAINED, TO VOTE THEIR SHARES IN THE MANNER THEY INDICATED IN THEIR COMMUNICATIONS TO ME, OR AT ALL. WE CANNOT PREDICT THE MANNER IN WHICH THEY MAY VOTE THEIR SHARES NOR THE OUTCOME OF THE VOTE HELD AT THE MEETING.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS COMMUNICATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING BRN WITHOUT UPDATING THIS COMMUNICATION OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this communication are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance, events or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this communication include, among other things, the factors identified in BRN’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit A

Brian Henry

Brian Henry has 34 years of experience in the development and execution of strategic acquisitions and divestitures, initially as a leveraged finance banker at PaineWebber Incorporated from Aug, 1985 to Nov, 1990, and subsequently as a member of the executive leadership team at Terex Corporation from Nov, 1990 through Dec, 2019. After exiting low margin truck trailer and forklift businesses through divestitures, Terex executed over 50 acquisitions growing its remaining construction and mining equipment businesses from $501m sales, $12.8m operating profit and -3.79 EPS in 1995 to $9.1b sales, $960m operating profit, and $6.00 EPS in 2007. Following the 2009-10 financial crisis that severely reduced construction activity, through a series of 2015-2019 divestitures Terex focused its portfolio on its highest return businesses, repaid debt and repurchased ~35% of its shares. This led to today’s de-levered, stable business with 2024 sales of $5.1b, operating profit of $542m and EPS of $4.96. Mr. Henry received his BA in Economics from Georgetown University in 1980, and his Masters in Management with Distinction from Northwestern University in 1985.

Heather Isidoro

Ms. Isidoro has 25 years of experience in the energy industry, the last 20 focused on business development. She brings a broad range of energy industry experience, specializing in acquisitions and divestitures, reserves valuations, and financial modelling. Ms. Isidoro is an independent director and Chair of the Reserves and ESG committee of Helium Evolution, President of the Petroleum Acquisitions and Divestitures Association, and a Trustee of the University of Saskatchewan Engineering Advancement Trust.  She has a B.Sc. in Geological Engineering from the University of Saskatchewan and an MBA from Athabasca University.  In addition, Ms. Isidoro has completed the Not-For-Profit Board Governance Essentials program from The Institute of Corporate Directors and the Rotman School of Management. Ms. Isidoro currently owns her own consulting company, Square 1 Advisory Inc.

Ben Pierson

A professional investor with more than 20 years of investment experience across public and private markets.  Mr. Pierson is currently President and Chief Investment Officer for a single-family office.  Prior to this, he spent five years at Wafra, Inc, a $25+ billion asset management firm owned by the Social Security Plan of Kuwait.  While at Wafra, Mr. Pierson sat on the Alternative Investment Division’s Investment Committee and helped manage all asset classes including public equity, private equity, venture capital, real assets including oil & gas, hedge funds, and secondary markets.  Prior to Wafra, Mr. Pierson spent over 10 years as an investment professional at public markets-focused fund of hedge funds.  Mr. Pierson earned his B.A. from Hamilton College and his M.B.A. from Cornell Johnson Graduate School of Management.

Ned L. Sherwood

Mr. Sherwood currently is and has been for more than the past five years Chief Investment Officer of MRMP-Managers LLC. Prior to that, Mr. Sherwood co-founded ZS Fund, L.P. in 1985, of which he is the Chairman Emeritus. Mr. Sherwood joined W. R. Grace & Co. in 1975 as a vice president in the Office of Strategic Projects, a group specializing in the evaluation and divestiture of various W. R. Grace & Co. business units. In 1981, Mr. Sherwood joined AEA Investors, Inc., where he led a number of successful acquisitions until his departure to co-found ZS Fund L.P. Mr. Sherwood has served as a director on a number of public company boards, including Consolidated Stores Corporation (now Big Lots, Inc.) (1984), Market Facts, Inc. (1996), Kaye Group, Inc. (1996), Colorado Prime, Inc. (1988), Southern Electronics, Inc. (1986), Mazel Company (1991), Niagara Frontier Services, Inc. (now Tops Markets) (1984), Sun Television and Electronics, Inc. (1987) and ChinaCast Education Corporation, a post-secondary education and e-learning services provider in the People's Republic of China (2009 to 2012). Mr. Sherwood graduated magna cum laude from the Wharton School at the University of Pennsylvania where he received the Herbert T. Steuer Memorial Award for the Most Outstanding Wharton Student.

Doug Woodrum

Doug Woodrum has been a director of Barnwell since 2020. Mr. Woodrum also serves as a Director of Liberated Syndication, Inc., a podcast hosting and targeted advertising company from 2021 to present; and previously served as a Director of MarkerScout, a private insurance distribution and underwriting company from 2002 to June 2023 and Chief Financial Officer and Director of ChinaCast Education Corporation, a post- secondary and e-learning service provider in China from 2012-2016. Mr. Woodrum was appointed Director of ChinaCast Education Corporation, a China-based post-secondary education enterprise in January 2012 and was appointed CFO in March 2012.  Shortly after being appointed CFO, Mr. Woodrum discovered fraud.  From 2012-2016 Mr. Woodrum assisted in the recovery of several million dollars for its creditors.  In late 2016 the shareholders and creditors requested and approved a Chapter 11 bankruptcy filing.  From 2016-2018, during the bankruptcy period, Mr. Woodrum led the recovery of several additional millions of dollars for ChinaCast’s creditors.  In late 2018, ChinaCast received court approval to close the bankruptcy proceedings.  Portfolio analyst of Jayhawk Capital Management, a private equity firm focused on small and medium-sized businesses operating in China from 2006 - 2009.  Chief Financial Officer of CNET Networks, Inc., a publicly traded on-line media company from 1997 - 2005.  Chief Financial Officer of Heritage Media Corporation, a publicly traded diversified media company from 1993 - 1996.  Mr. Woodrum received his B.B.A. in finance and accounting from the University of Iowa in 1979.